UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 6, 2005

Date of Report (Date of earliest event reported)

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-20740	33-0277592
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue

Suite 1000

Irvine, California 92612

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Please see Item 2.01 below.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 6, 2005, Epicor Software Corporation, a Delaware corporation (“Epicor”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Cougar Acquisition Corporation, a Utah corporation and a wholly owned subsidiary of Epicor (“Cougar”), CRS Retail Technology Group, Inc., a Utah corporation (“CRS”), the principal stockholders of CRS and certain other parties, pursuant to which Cougar, Epicor’s wholly owned subsidiary, acquired approximately 94 percent of the capital stock of CRS.

Pursuant to the Stock Purchase Agreement, each share of CRS capital stock owned by Accel-KKR Company, LLC, a Delaware limited liability company, Kathy Frommer, Donald Frommer, Jeanne Jackson, Kevin Swanwick, Brian Blauvelt, E-Net Two, LLC, a Utah limited liability company, and EsNet, Ltd., a Utah limited partnership (the “Principal Stockholders”) was purchased by Cougar (the “Stock Purchase”).

Pursuant to the Stock Purchase Agreement, following the Stock Purchase, Epicor will acquire the remaining outstanding capital stock of CRS by merging Cougar with and into CRS, with CRS being the surviving corporation and wholly owned subsidiary of Epicor (the “Merger”). The Merger will be governed by terms and conditions set forth in articles of merger by and among Epicor, Cougar, and CRS (the “Articles of Merger”). The Merger will become effective at such time as the Articles of Merger are filed with the Secretary of State of the State of Utah, which is currently expected to be before end of calendar year 2005.

Epicor paid a total of $121 million in cash for 100 percent of the outstanding capital stock of CRS including (i) the 94 percent of outstanding CRS capital stock purchased from the Principal Stockholders, (ii) the remaining 2.5 percent of outstanding CRS capital stock to be purchased from the minority stockholders of CRS in connection with Merger, and (iii) the 3.5 percent of capital stock of CRS issuable pursuant to vested stock options held by employees of CRS.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference.

A copy of the press release announcing the acquisition on December 6, 2005 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) The financial statements of CRS required to be filed by this Item are not included in this Current Report on Form 8-K. Such financial statements will be filed by amendment no later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

(b) The pro forma financial information required to be filed by this Item is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed by amendment no later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

(d) Exhibits:

Exhibit No.	Description
2.1	Stock Purchase Agreement dated as of December 6, 2005 by and among Epicor Software Corporation, Cougar Acquisition Corporation, CRS Retail Technology Group, Inc., certain principal stockholders of CRS Retail Technology Group, Inc., and certain other parties

99.1	Press Release issued by Epicor Software Corporation on December 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: December 12, 2005	By:	/s/ John D. Ireland
		Name:	John D. Ireland
		Title:	Vice President, General Counsel

Exhibit Index

Exhibit No.	Description
2.1	Stock Purchase Agreement dated as of December 6, 2005 by and among Epicor Software Corporation, Cougar Acquisition Corporation, CRS Retail Technology Group, Inc., certain principal stockholders of CRS Retail Technology Group, Inc., and certain other parties

99.1	Press Release issued by Epicor Software Corporation on December 6, 2005